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                                  EXHIBIT 23.7

                            CONSENT OF LEGAL COUNSEL


We hereby consent to the use of our opinion dated August 7, 2000 as an exhibit to this Registration Statement, as amended by the Post-Effective Amendment No. 2, and further consent to the use of our name wherever appearing in such Registration Statement, including the prospectus constituting a part thereof.


                        WENDEL, ROSEN, BLACK & DEAN, LLP

                        /s/ Wendel, Rosen, Black & Dean, LLP


Oakland, California
April 6, 2001